UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

July 6, 2015
(Date of Report)

June 29, 2015
(Date of Earliest Reported Event)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Board of Directors for AmericaTowne, Inc. (the "Company") authorized its Chairman of the Board and Chief Executive Officer, Alton Perkins, to negotiate and execute the following agreements on behalf of the Company:

(a) Exporter Services Agreement dated June 29, 2015 between the Company and Chariot Group, LLC, a North Carolina limited liability company ("Chariot Group"), doing business at 3723 Phillips Way East in Durham, North Carolina 27713 (the "Chariot Group Agreement"). The consideration paid to the Company under the Chariot Group Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,000 upon execution, (b) $1,389 per month for thirty-six months, and (c) a final payment of $2,000 on the thirty-seventh month after execution commencing on August 15, 2015;

(b) Exporter Services Agreement dated June 29, 2015 between the Company and International Consulting Business Center ("International Consulting") doing business at 300 Pate Street in Apex, North Carolina 27502 (the "International Consulting Agreement"). The consideration paid to the Company under the International Consulting Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $3,000 upon execution, (b) $1,067 per month for thirty months after execution commencing on September 15, 2015;

(c) Exporter Services Agreement dated June 29, 2015 between the Company and USA Africa Lelo Business ("USA Africa Lelo"), doing business at 4224 Ivy Hill Road in Raleigh, North Carolina 27616 (the "USA Africa Lelo Agreement"). The consideration paid to the Company under the USA Africa Lelo Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $5,000 upon execution, (b) $1,389 per month for thirty-six months after execution commencing on August 15, 2015; and

(d) Exporter Services Agreement dated June 30, 2015 between the Company and KCC Construction, Inc., a North Carolina corporation ("KCC Construction"), doing business at 203 A Mingo Road in Benson, North Carolina 27504 (the "KCC Construction Agreement"). The consideration paid to the Company under the KCC Construction Agreement the Company has agreed to accept a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,000 upon execution, (b) $1,445 per month for thirty-six months after execution commencing on August 30, 2015.

(e) Exporter Services Agreement dated June 30, 2015 between the Company and Canaan Care Home, LLC, a North Carolina limited liability company ("Canaan Care"), doing business at 31 Waldo Street Cary, North Carolina 27511 (the "Canaan Care Agreement"). The consideration paid to the Company under the KCC Construction Agreement the Company has agreed to accept a nonrefundable Service Fee of $35,000 paid as follows: (a) $5,000 upon execution, (b) $1,000 per month for thirty months after execution commencing on August 30, 2015.

Under the terms of the above-reference Exporter Services Agreements (collectively referred to as the "Agreements" unless otherwise noted), the Company is to earn the consideration set forth in the Agreements in providing the specific customers access to the AmericaTowne Platform and in the customers' participation in the Sample and Test Market Program, and the Accepted Market Program provided that AmericaTowne concludes that the Sample and Test Market Program has resulted in market demand and target consumers for the customers' respective goods and services.

AmericaTowne has represented in the Agreements that the AmericaTowne Platform consists or will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform consists or will consist of a buyer's network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated June 29, 2015 (Chariot Group Agreement)
10.2	Exporter Services Agreement dated June 29, 2015 (International Consulting Agreement)
10.3	Exporter Services Agreement dated June 29, 2015 (USA Africa Lelo Agreement)
10.4	Exporter Services Agreement dated June 30, 2015 (KCC Construction Agreement)
10.5	Exporter Services Agreement dated June 30, 2015 (Canaan Care Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By:/s/Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: July 6, 2015